[LOGO]  GFSB
        BANCORP, INC.
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FOR IMMEDIATE RELEASE                FOR FURTHER INFORMATION CONTACT:
---------------------                --------------------------------
May 13, 2005                         Jerry R. Spurlin, Chief Financial Officer
                                     (505) 726-6500

                      GFSB BANCORP, INC. ANNOUNCES EARNINGS

Gallup, New Mexico - GFSB Bancorp, Inc. (NASDAQ SmallCap: GUPB), parent holding company of Gallup Federal Savings Bank, Gallup, New Mexico, today announced earnings for the quarter ended March 31, 2005, of $528,000 ($0.44 per diluted share) and for the nine months ended March 31, 2005, of $1,329,000 ($1.11 per diluted share). Earnings for the same periods a year earlier were $324,000 ($0.27 per diluted share) and $1,152,000 ($0.97 per diluted share).

The $177,000 increase in earnings for the nine months ended March 31, 2005 was primarily the result of a $403,000 increase in net interest earnings, a $409,000 decrease in the provision for loan losses, and a $119,000 increase in non-interest earnings, partially offset by a $387,000 increase in non-interest expense and a $367,000 increase in income tax expense. The decrease in provision for loan losses for the current nine-month period is primarily due to improvement in loan quality and the fact that the Company's loan portfolio decreased during the period.

The increase in net interest earnings was primarily due to a $642,000 decrease in total interest expense partially offset by a $239,000 decrease in total interest earnings. The increase in non-interest earnings is primarily attributable to a $121,000 increase in service charge income, a $14,000 increase in gains from sales of loans and securities, and an $8,000 increase in income from real estate operations, partially offset by a $24,000 decrease in
miscellaneous   income.  The  decrease  in  miscellaneous  income  is  primarily attributed to gains on the sale of other real estate owned in the year-ago period.

The increase in non-interest expense is primarily attributable to significant increases in legal and professional services fees associated with the Agreement and Plan of Merger between the Company and First Federal Banc of the Southwest, Inc. announced on August 25, 2004.

At March 31, 2005, the Company's capital to asset ratio was 9.3%, with assets and stockholders' equity of $208.2 million and $19.3 million, respectively.

On August 25, 2004, the Company announced that it had signed a definitive merger agreement with First Federal Banc of the Southwest, Inc. ("FFBSW"), the holding company for First Federal Bank, Roswell, New Mexico, pursuant to which the Company will merge with and into FFBSW.

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                P.O. BOX 820 o 221 WEST AZTEC o GALLUP, NM 87301

Under the terms of the agreement, upon consummation of the merger of the Company into FFBSW, each outstanding share of the Company's common stock will be converted into the right to receive either $20.00 in cash or FFBSW common stock, at the election of the holder, subject to an overall requirement that 51% of the Company's total outstanding common stock be exchanged for stock. The transaction is subject to various conditions, including stockholder approval of both the Company and FFBSW, and approval by the applicable banking regulatory agencies.

Pursuant to the terms of the merger agreement, FFBSW has agreed to register FFBSW's common stock under the Securities Exchange Act of 1934 and it will file reports with the Securities and Exchange Commission. In addition, upon the completion of the merger, its shares are expected to be listed on the NASDAQ.

At a meeting held May 11, 2005 stockholders of FFBSW approved the merger agreement. Subject to approval of the merger agreement by the stockholders of the Company at a meeting scheduled for May 18, 2005, the closing of the merger is expected by June 1, 2005.

This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    * * * * *

This document may be deemed to be solicitation material with respect to the proposed merger of First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc. FFBSW and GFSB have filed relevant documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a joint proxy Statement/prospectus. We urge investors to read these documents because they contain important information. Investors are able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, these documents and any other documents filed with the SEC by FFBSW are available free of charge from the Secretary of FFBSW (George A. Rosenbaum, Jr.) at 300 North Pennsylvania, Roswell, New Mexico 88201, telephone (505) 622-6201 and any other documents filed with the SEC by GFSB are available free of charge from the Chief Financial Officer of GFSB Bancorp, Inc. (Jerry R. Spurlin) at 221 West Aztec Avenue, Gallup, New Mexico 87301, telephone (505) 726-6500. FFBSW and GFSB and their directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of FFBSW and their ownership of FFBSW common stock and information about the directors and executive officers of GFSB and their ownership of GFSB common stock is included in the joint proxy statement/prospectus. Stockholders of FFBSW and GFSB should read the joint proxy statement/prospectus and other documents to be filed with the SEC carefully before making a decision concerning the merger.

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

                               GFSB BANCORP, INC.
                   Selected Financial Information (Unaudited)
                  (dollars in thousands, except per share data)


             CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                           At Period End
                                                   -----------------------------
                                                    03/31/05  03/31/04  06/30/04
                                                   -----------------------------

Cash and investments                                  32,934    40,167    39,625
Mortgage-backed securities                            24,568    34,849    30,680
FHLB stock                                             3,394     4,393     4,409
Loans receivable, net                                143,326   155,618   152,842
Premises and equipment                                 2,366     2,566     2,514
Prepaid and other assets                               1,583     1,319     2,017
                                                     ---------------------------
  TOTAL ASSETS                                       208,171   238,912   232,087
                                                     ===========================

Deposits                                             136,509   138,466   133,860
Advances from FHLB                                    46,630    74,535    73,652
Other secured borrowings                               4,202     5,622     5,109
Accrued expenses and other liabilities                 1,527     1,752     1,334
Stockholders' equity                                  19,303    18,537    18,132
                                                     ---------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         208,171   238,912   232,087
                                                     ===========================



                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                       Three Months Ended     Nine Months Ended
                                      -----------------------------------------
                                      03/31/05  03/31/04     03/31/05  03/31/04
                                      -----------------------------------------


Interest earnings                        2,975     3,066        8,920     9,160
Interest expense                         1,144     1,326        3,560     4,203
                                       ----------------------------------------

    NET INTEREST EARNINGS                1,831     1,740        5,360     4,957
Provision for loan losses                    -       339           60       469
                                       ----------------------------------------

    NET INTEREST EARNINGS AFTER
      PROVISION FOR LOAN LOSSES          1,831     1,401        5,300     4,488
Non-interest income                        241       187          752       633
Non-interest expense                     1,222     1,168        3,861     3,474
                                       ----------------------------------------

    EARNINGS BEFORE INCOME TAXES           850       420        2,191     1,647
Provision for income taxes                 322        96          862       495
                                       ----------------------------------------

    NET EARNINGS                           528       324        1,329     1,152
                                       ========================================

Weighted average number of
  shares outstanding- basic              1,144     1,127        1,140     1,125

Earnings per common share-basic           0.46      0.29         1.17      1.02

Weighted average number of
  shares outstanding- diluted            1,204     1,183        1,200     1,181

Earnings per common share-diluted         0.44      0.27         1.11      0.97


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